Exhibit 99.1

RE/MAX Holdings, Inc. Reports First Quarter 2020 Results

DENVER, May 6, 2020 /PRNewswire/ --

First Quarter 2020 Highlights
(Compared to first quarter 2019 unless otherwise noted)

  Total agent count increased 5.0% to 131,816 agents (as previously disclosed)
  U.S. and Canada combined agent count increased 0.2% to 84,191 agents (as previously disclosed)
  Total open Motto Mortgage franchises increased 34.1% to 118 offices1 (as previously disclosed)
  Total Revenue of $70.3 million; Revenue excluding the Marketing Funds increased 0.7% to $52.8 million
  Net income attributable to RE/MAX Holdings, Inc. of $2.6 million and earnings per diluted share (GAAP EPS) of $0.15
  Adjusted EBITDA2 of $19.5 million, Adjusted EBITDA margin2 of 27.8% and Adjusted earnings per diluted share (Adjusted EPS2) of $0.39

Operating Statistics as of April 30, 2020
(Compared to April 30, 2019 unless otherwise noted)

  Total agent count increased 4.0% to 131,134 agents
  U.S. and Canada combined agent count decreased 0.8% to 83,374 agents
  Total open Motto Mortgage franchises increased 35.6% to 122 offices1

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended March 31, 2020.

"The housing market experienced a strong start to 2020, but that momentum was unfortunately interrupted by the COVID-19 pandemic," stated Adam Contos, RE/MAX Holdings Chief Executive Officer. "In the current environment, the health and well-being of our employees, affiliates, home buyers and sellers and the communities in which they live remain our top priority. Thanks to investments in our business this past year, our employees are working productively from home, delivering valuable service and support to our networks. Real estate professionals, using technology and adhering to social distancing guidelines, are effectively leading consumers through the buying or selling process in a safe and largely virtual way. What has become clear is the expertise of a skilled real estate professional has never been more important."

Contos continued, "We have ample reason to be confident in our ability to navigate through this challenging environment. We have the advantages of strong brands, a resilient business model, a healthy balance sheet, two highly entrepreneurial networks – including one that virtually spans the globe – and an extremely skilled headquarters staff. We've experienced economic downturns before, and the lessons we've learned will help us through this one. We continue to invest in the success of our affiliates – providing financial support, maintaining our brand presence, and developing relevant new tools, training and technology. The goal: helping our people emerge from this crisis in a position of strength."

First Quarter 2020 Operating Results

Agent Count

The following table compares agent count as of March 31, 2020 and 2019:

	As of March 31,		Change
	2020	2019	#	%
U.S.	62,668	62,664	4	0.0
Canada	21,523	21,367	156	0.7
Subtotal	84,191	84,031	160	0.2
Outside the U.S. & Canada	47,625	41,501	6,124	14.8
Total	131,816	125,532	6,284	5.0

Revenue

RE/MAX Holdings generated total revenue of $70.3 million in the first quarter of 2020, a decrease of $0.9 million or 1.3% compared to $71.2 million in the first quarter of 2019. Total revenue decreased primarily due to agent recruiting initiatives that reduced both continuing franchise fees and Marketing Funds fees, partially offset by an increase in broker fees and the growth of Motto. Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $0.7 million compared to the first quarter of 2019 and accounted for 62.7% of revenue (excluding the Marketing Funds) in the first quarter of 2020, compared to 64.5% in the comparable period in 2019.

Operating Expenses

Total operating expenses were $58.5 million for the first quarter of 2020. First quarter total operating expenses increased primarily due to higher selling, operating and administrative expenses and depreciation and amortization expenses, partially offset by lower Marketing Fund expenses. Excluding the Marketing Funds from operating expenses, first quarter 2020 operating expenses totaled $41.0 million, an increase of $1.5 million or 3.9% compared to $39.5 million in the first quarter of 2019.

Selling, operating and administrative expenses were $34.7 million in the first quarter of 2020, an increase of $0.8 million or 2.3% compared to the first quarter of 2019 and, excluding the Marketing Funds, represented 65.7% of revenue, compared to 64.7% in the prior-year period. Selling, operating and administrative expenses increased primarily due to higher bad debt expense, incremental expenses from the First acquisition, technology investments and increased legal expenses, partially offset by lower equity-based compensation expense and elimination of the corporate bonus.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $2.6 million for the first quarter of 2020, a decrease of $1.8 million over the first quarter of 2019. Reported basic and diluted GAAP EPS were each $0.15 for the first quarter of 2020 compared to $0.25 in the first quarter of 2019.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $19.5 million for the first quarter of 2020, a decrease of $3.5 million or 15.0% from the first quarter of 2019. Adjusted EBITDA decreased primarily due to increased bad debt expense and incremental net expenses from the First acquisition partially offset by the elimination of the corporate bonus. Adjusted EBITDA margin was 27.8% in the first quarter of 2020 compared to 32.3% in the first quarter of 2019.

Adjusted basic and diluted EPS were each $0.39 for the first quarter of 2020, a decrease of $0.09 per share compared to the first quarter of 2019. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended March 31, 2020 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 58.9% for the quarter ended March 31, 2020.

Balance Sheet

As of March 31, 2020, the Company had cash and cash equivalents of $80.9 million. The Company's cash and cash equivalents decreased $2.1 million from December 31, 2019. As of March 31, 2020, the Company had $225.2 million of outstanding debt, net of an unamortized debt discount and issuance costs, a decrease of $0.5 million compared to $225.7 million as of December 31, 2019.

Dividend

On May 5, 2020, the Company's Board of Directors approved a quarterly cash dividend of $0.22 per share of Class A common stock. The quarterly dividend is payable on June 2, 2020, to shareholders of record at the close of business on May 19, 2020.

Webcast and Conference Call

The Company will host a conference call for interested parties on Thursday, May 7, 2020, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties can access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1 Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or "branchises".

2 Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 130,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 100 offices across more than 30 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; dividends; non-GAAP financial measures; housing and mortgage market conditions; the Company's strategic and operating plans and business models; the impact of the COVID-19 pandemic and the ability of the Company and its franchisees to navigate the challenges presented by the COVID-19 pandemic; investments in the success of franchisees, including financial support; the Company's ability to implement its planned expense reductions and the benefits thereof; the importance of skilled real estate professionals; the advantages of the Company's strong brands, resilient business model, healthy balance sheet, two highly entrepreneurial networks and extremely skilled headquarters staff; and the Company's continued investment in the success of its affiliates. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the global COVID-19 pandemic, which poses significant and widespread risks to the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers. The Company has offered financial support to its franchisees during this time, but the Company is unable to estimate the effectiveness of that support or the ultimate effect of such support on its results of operations and financial condition. The duration and magnitude of the impact from the COVID-19 pandemic depends on future developments that cannot be predicted at this time. The Company has already experienced significant disruption to its business as a result of the COVID-19 pandemic and such disruptions may continue, particularly if ongoing mitigation actions by government authorities remain in place for a significant amount of time. Notwithstanding any mitigation actions the Company has initiated and expects to continue as the crisis is ongoing, sustained material revenue declines relating to this crisis could impact the Company's financial condition, results of operations, stock price and ability to access the capital markets. Other important risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, and (8) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Continuing franchise fees	$24,143	$24,956
Annual dues	8,921	8,854
Broker fees	9,444	8,588
Marketing Funds fees	17,522	18,772
Franchise sales and other revenue	10,242	10,008
Total revenue	70,272	71,178
Operating expenses:
Selling, operating and administrative expenses	34,677	33,903
Marketing Funds expenses	17,522	18,772
Depreciation and amortization	6,310	5,558
Total operating expenses	58,509	58,233
Operating income	11,763	12,945
Other expenses, net:
Interest expense	(2,682)	(3,155)
Interest income	269	320
Foreign currency transaction gains (losses)	(270)	55
Total other expenses, net	(2,683)	(2,780)
Income before provision for income taxes	9,080	10,165
Provision for income taxes	(3,790)	(1,908)
Net income	5,290	8,257
Less: net income attributable to non-controlling interest	2,659	3,848
Net income attributable to RE/MAX Holdings, Inc.	$2,631	$4,409

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.15	$0.25
Diluted	$0.15	$0.25
Weighted average shares of Class A common stock outstanding
Basic	17,974,264	17,775,381
Diluted	18,033,631	17,817,620
Cash dividends declared per share of Class A common stock	$0.22	$0.21

TABLE 2
RE/MAX Holdings, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$80,905	$83,001
Restricted cash	24,195	20,600
Accounts and notes receivable, current portion, less allowances of $14,879 and $12,538, respectively	27,289	28,644
Income taxes receivable	1,576	896
Other current assets	10,810	9,638
Total current assets	144,775	142,779
Property and equipment, net of accumulated depreciation of $15,402 and $14,940, respectively	5,724	5,444
Operating lease right of use assets	49,949	51,129
Franchise agreements, net	83,801	87,670
Other intangible assets, net	29,554	32,315
Goodwill	161,698	159,038
Deferred tax assets, net	49,251	52,595
Income taxes receivable, net of current portion	1,690	1,690
Other assets, net of current portion	11,220	9,692
Total assets	$537,662	$542,352
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,466	$2,983
Accrued liabilities	52,343	60,163
Income taxes payable	7,918	6,854
Deferred revenue	25,473	25,663
Current portion of debt	2,628	2,648
Current portion of payable pursuant to tax receivable agreements	3,583	3,583
Operating lease liabilities	5,232	5,102
Total current liabilities	103,643	106,996
Debt, net of current portion	222,522	223,033
Payable pursuant to tax receivable agreements, net of current portion	33,140	33,640
Deferred tax liabilities, net	542	293
Income taxes payable, net of current portion	—	—
Deferred revenue, net of current portion	18,495	18,763
Operating lease liabilities, net of current portion	54,598	55,959
Other liabilities, net of current portion	4,644	5,292
Total liabilities	437,584	443,976
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,123,963 and 17,838,233 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Additional paid-in capital	470,639	466,945
Retained earnings	28,881	30,525
Accumulated other comprehensive income, net of tax	378	414
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	499,900	497,886
Non-controlling interest	(399,822)	(399,510)
Total stockholders' equity	100,078	98,376
Total liabilities and stockholders' equity	$537,662	$542,352

TABLE 3
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$5,290	$8,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,310	5,558
Bad debt expense	3,435	1,439
Equity-based compensation expense	2,186	4,051
Deferred income tax expense	2,241	1,081
Fair value adjustments to contingent consideration	(505)	(70)
Other, net	(504)	651
Changes in operating assets and liabilities	(4,804)	1,474
Net cash provided by operating activities	13,649	22,441
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(1,965)	(3,940)
Restricted cash acquired with the Marketing Funds acquisition	—	28,495
Other	—	(1,200)
Net cash (used in) provided by investing activities	(1,965)	23,355
Cash flows from financing activities:
Payments on debt	(660)	(653)
Distributions paid to non-controlling unitholders	(2,777)	(2,693)
Dividends and dividend equivalents paid to Class A common stockholders	(4,275)	(3,782)
Payments related to tax withholding for share-based compensation	(2,268)	(713)
Net cash used in financing activities	(9,980)	(7,841)
Effect of exchange rate changes on cash	(205)	69
Net increase in cash, cash equivalents and restricted cash	1,499	38,024
Cash, cash equivalents and restricted cash, beginning of year	103,601	59,974
Cash, cash equivalents and restricted cash, end of period	$105,100	$97,998

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2019	2019	2019	2018	2018	2018
Agent Count:
U.S.
Company-owned Regions	48,840	49,267	48,576	48,748	48,904	49,318	50,342	50,432
Independent Regions	13,828	13,854	13,972	13,952	13,760	13,804	13,948	14,063
U.S. Total	62,668	63,121	62,548	62,700	62,664	63,122	64,290	64,495
Canada
Company-owned Regions	6,217	6,338	6,402	6,510	6,549	6,702	6,858	6,915
Independent Regions	15,306	15,229	15,117	14,923	14,818	14,625	14,550	14,451
Canada Total	21,523	21,567	21,519	21,433	21,367	21,327	21,408	21,366
U.S. and Canada Total	84,191	84,688	84,067	84,133	84,031	84,449	85,698	85,861
Outside U.S. and Canada
Independent Regions	47,625	46,201	44,191	42,887	41,501	39,831	38,207	37,221
Outside U.S. and Canada Total	47,625	46,201	44,191	42,887	41,501	39,831	38,207	37,221
Total	131,816	130,889	128,258	127,020	125,532	124,280	123,905	123,082

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in 000s)	2020	2019
Net income	$5,290	$8,257
Depreciation and amortization	6,310	5,558
Interest expense	2,682	3,155
Interest income	(269)	(320)
Provision for income taxes	3,790	1,908
EBITDA	17,803	18,558
(Gain) loss on sale or disposition of assets	(11)	379
Equity-based compensation expense	2,186	4,051
Acquisition-related expense (1)	566	72
Gain on reduction in tax receivable agreement liability	(500)	—
Fair value adjustments to contingent consideration (2)	(505)	(70)
Adjusted EBITDA (3)	$19,539	$22,990
Adjusted EBITDA Margin (3)	27.8%	32.3%

(1)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(3)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in 000s)	2020	2019
Net income	$5,290	$8,257
Amortization of acquired intangible assets	4,849	4,465
Provision for income taxes	3,790	1,908
Add-backs:
(Gain) loss on sale or disposition of assets	(11)	379
Equity-based compensation expense	2,186	4,051
Acquisition-related expense (1)	566	72
Gain on reduction in tax receivable agreement liability	(500)	—
Fair value adjustments to contingent consideration (2)	(505)	(70)
Adjusted pre-tax net income	15,665	19,062
Less: Provision for income taxes at 24% (3)	(3,760)	(4,575)
Adjusted net income (4)	$11,905	$14,487

Total basic pro forma shares outstanding	30,533,864	30,334,981
Total diluted pro forma shares outstanding	30,593,231	30,377,220

Adjusted net income basic earnings per share (4)	$0.39	$0.48
Adjusted net income diluted earnings per share (4)	$0.39	$0.48

(1)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(2)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(3)

24% is the combined federal and state statutory rate and is an estimate of our long-term tax rate assuming the full exchange of all outstanding non-controlling interests for Class A common stock. It excludes the impacts of (a) our partnership structure, (b) unusual, non-recurring tax matters, such as the conversion of First to an LLC, and (c) lower income for 2020 due to the pandemic, which is causing distorted impacts to differences between tax and GAAP accounting, and causing certain foreign taxes to be nondeductible in 2020 when they otherwise have been and we expect will be again in the future.

(4)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,974,264	17,775,381
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,533,864	30,334,981

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,974,264	17,775,381
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	59,367	42,239
Total diluted pro forma weighted average shares outstanding	30,593,231	30,377,220

(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Three months ended
	March 31,
	2020	2019
Cash flow from operations	$13,649	$22,441
Less: Purchases of property, equipment and capitalization of software	(1,965)	(3,940)
Increases in restricted cash of the Marketing Funds (1)	(3,595)	(4,732)
Free cash flow (2)	8,089	13,769

Free cash flow	8,089	13,769
Less: Tax/Other non-dividend distributions to RIHI	(14)	(55)
Free cash flow after tax/non-dividend distributions to RIHI (2)	8,075	13,714

Free cash flow after tax/non-dividend distributions to RIHI	8,075	13,714
Less: Debt principal payments	(660)	(653)
Unencumbered cash generated (2)	$7,415	$13,061

Summary
Cash flow from operations	$13,649	$22,441
Free cash flow (2)	$8,089	$13,769
Free cash flow after tax/non-dividend distributions to RIHI (2)	$8,075	$13,714
Unencumbered cash generated (2)	$7,415	$13,061

Adjusted EBITDA	$19,539	$22,990
Free cash flow as % of Adjusted EBITDA (2)	41.4%	59.9%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	41.3%	59.7%
Unencumbered cash generated as % of Adjusted EBITDA (2)	37.9%	56.8%

(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;

  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;

  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;

  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

  other companies may calculate these measures differently so similarly named measures may not be comparable.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and

  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to free cash flow is removed. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, Media Contact: Kerry McGovern, (303) 796-3283, kmcgovern@remax.com